UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2015

Uwharrie Capital Corp

(Exact name of registrant as specified in its charter)

North Carolina	000-22062	56-1814206
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street, Albemarle, NC		28001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 982-4415

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 16, 2015, Barry S. Moose announced his intention to resign from the board of directors of Uwharrie Capital Corp (the “Registrant”), effective November 17, 2015. Mr. Moose’s resignation was due to increased job responsibilities and out-of-town job-related travel obligations and not due to any disagreement with the Registrant or its operations, policies or practices.

(d) On November 17, 2015, the Registrant’s board of directors appointed James O. Campbell, Harvey H. Leavitt, III, Samuel M. Leder and Frank A. (Alex) Rankin, III to the board of directors. Mr. Rankin was appointed to fill the remaining term of Mr. Moose and Messrs. Campbell, Leavitt and Leder were appointed to fill vacancies created by an increase in the size of the registrant’s board of directors from 16 to 19 members. Each of Messrs. Campbell, Leavitt, Leder and Rankin also currently serves as a member of the board of directors of the Registrant’s wholly-owned subsidiary, Uwharrie Bank.

Each of the newly appointed members of the Registrant’s board of directors will serve until the 2016 Annual Meeting of Shareholders, or until such time as their successor is elected and duly qualified.

Each member of the Registrant’s board of directors, including the newly appointed members, receives a fee of $200 for each board of directors meeting attended and $100 for attendance at each meeting of a committee, provided however, that members of the Audit Committee are paid $100 per hour for Audit Committee meetings attended due to the additional time required. Directors also receive an allowance for travel associated with their attendance at meetings of the board of directors and its committees and reimbursement of any expenses for director education conferences.

Messrs. Campbell and Leder currently serve as members of the Audit Committee. The Registrant’s full board of directors currently serves as the Nominating Committee, the Human Resources & Compensation Committee and the Enterprise Risk Management Committee.

Mr. Rankin was a member in a limited liability company that formerly owned a parcel of real property purchased by Uwharrie Bank during 2014. The value of Mr. Rankin’s interest in the transaction was $88,872. The transaction was evaluated and approved by the disinterested members of the boards of directors of the Registrant and the bank and the purchase price of $1,610,000 was based on a current, independent appraisal of the property. Investors in the limited liability company realized an internal rate of return of less than 2% in connection with the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWHARRIE CAPITAL CORP

By:	/s/ Roger L. Dick
Roger L. Dick
President and Chief Executive Officer

Dated: November 19, 2015